UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 14, 2021

OCCIDENTAL PETROLEUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.20 par value	OXY	New York Stock Exchange
Warrants to Purchase Common Stock, $0.20 par value	OXY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 with respect to the Supplemental Indentures (as defined below) is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 8.01 with respect to the Supplemental Indentures is incorporated herein by reference.

Item 8.01.	Other Events.

On July 14, 2021, Occidental Petroleum Corporation (“Occidental”) announced the early tender results of its previously announced (i) cash tender offers to purchase its outstanding 2.700% Senior Notes due 2022 (the “2.700% 2022 Notes”), 2.70% Senior Notes due 2023 (the “2.70% 2023 Notes”), 3.450% Senior Notes due 2024 (the “3.450% 2024 Notes”), 2.900% Senior Notes due 2024 (the “2.900% 2024 Notes”), 3.500% Senior Notes due 2025 (the “3.500% 2025 Notes”), 3.400% Senior Notes due 2026 (the “3.400% 2026 Notes”), 3.200% Senior Notes due 2026 (the “3.200% 2026 Notes” and, together with the 3.400% 2026 Notes, the “2026 Notes”) and Floating Interest Rate Senior Notes due 2022 (the “Floating Rate 2022 Notes” and, together with the 2026 Notes, the 2.700% 2022 Notes, the 2.70% 2023 Notes, the 3.450% 2024 Notes, the 2.900% 2024 Notes and the 3.500% 2025 Notes, the “Subject Notes”) and (ii) the related solicitation of consents from holders of certain series of Subject Notes to amend the indentures governing such Subject Notes (collectively, the “Tender Offers”). Occidental also announced amendments to the Tender Offers to increase the maximum aggregate purchase price for the Subject Notes, excluding accrued but unpaid interest, from $2,500,000,000 to $3,104,329,102.50 and to increase the maximum aggregate principal amount to be purchased by Occidental of the 2026 Notes from $300,000,000 to $333,346,000.

In connection with the Tender Offers, the following supplemental indentures were executed and became operative on July 15, 2021 (collectively, the “Supplemental Indentures”):

•
a Second Supplemental Indenture to that certain Indenture, dated as of August 18, 2011 (the “2011 Indenture”), by and between Occidental and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), relating to the 2.70% 2023 Notes; and

•
a Third Supplemental Indenture to that certain Indenture, dated as of August 8, 2019 (the “2019 Indenture”), by and between Occidental and the Trustee, relating to the 3.450% 2024 Notes and the 2.900% 2024 Notes.

The Supplemental Indentures eliminate certain of the restrictive covenants contained in the 2011 Indenture and the 2019 Indenture in respect of the 2.70% 2023 Notes, the 3.450% 2024 Notes and the 2.900% 2024 Notes only.

The foregoing description of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indentures, which are filed herewith as Exhibits 4.1 and 4.2, and incorporated herein by reference.

On July 14, 2021, Occidental issued a press release announcing the early tender results of the Tender Offers as of 5:00 p.m., New York City time, on July 13, 2021 and the amendments to the Tender Offers. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Second Supplemental Indenture to that certain Indenture, dated as of August 18, 2011, by and between Occidental Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A.
4.2	Third Supplemental Indenture to that certain Indenture, dated as of August 8, 2019, by and between Occidental Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A.
99.1	Press Release dated July 14, 2021 (Early Tender Results and Upsize Press Release).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
	By:	/s/ Nicole E. Clark
	Name:	Nicole E. Clark
	Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date: July 15, 2021